UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      January 3, 2015

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1145 Hembree Road Roswell, Georgia 30076
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 3, 2015, Laurence E. Sturtz resigned from the Board of Directors of AdCare Health System, Inc. (the "Company"). See attached press release to this Current Report as Exhibit 99.1.
Item 7.01     Regulation FD Disclosure
On January 7, 2015, the Company issued a press release announcing it has obtained from a third-party lender two conditional mortgage refinancing commitments to refinance, on a long-term basis, approximately $21.0 million of current mortgage debt due February 2015 with respect to the Company’s Northridge Health Care, Woodland Hills Health Care and Cumberland Healthcare nursing facilities, each located in Arkansas (the “Arkansas Properties”), and the Company’s Georgetown Healthcare and Rehabilitation and Sumter Valley Nursing and Rehab Center, each located in South Carolina (the “South Carolina Properties”). A copy of the press release is attached to this Current Report as Exhibit 99.1.
Item 9.01 Financial statements and Exhibits
(d) Exhibits
99.1 Press release issued January 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2015	ADCARE HEALTH SYSTEMS, INC.

/s/ William McBride III
William McBride III
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release issued January 7, 2015.